Exhibit 10.10

LONG-TERM INCENTIVE PROGRAM

PERFORMANCE UNIT AWARD

(200__— 200__ Performance Period)

This Performance Unit Award is made to  NAME on this the       day of             , 200   , by THE HOME DEPOT, INC.,  a Delaware corporation.

WHEREAS, the LTIP is the vehicle for establishing performance objectives for Performance Unit Awards under the Company’s 2005 Omnibus Stock Incentive Plan; and

WHEREAS, Executive is an officer and employee of the Company and is eligible to receive Performance Unit Awards under the Plan, and the Committee has approved Executive as an LTIP participant for the 200   -200   Performance Period; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Executive, the Company herein sets forth the terms of such award as follows:

1.             Performance Unit Award. Subject to the conditions set forth herein, Company grants to Executive a Target Award of          (         ) Performance Units under the Plan, and a Maximum Award of          (         ) Performance Units, which may be earned in accordance with Section 2.

2.             Determination of Units Earned.

(a)           EPS Payout.  Subject to Section 4, and provided that Ending EPS is greater than Beginning EPS, the Company shall deliver to Executive Fifty Cents ($.50) for each whole Performance Unit that is earned in accordance with the following schedule.  No Performance Units shall be earned, and this Award shall be forfeited and cancelled effective as of the last day of the Performance Period, if Ending EPS is less than the Beginning EPS.

Average EPS Growth			Percentage of Target Award Performance Units Earned
Below Threshold:	Below	%	0%
Threshold:		%		%
Target:		%		%
Maximum:	% or above			%

The percentage of Target Award Performance Units earned between threshold and target and target and maximum is based on interpolation, as set forth on Schedule A.  The Committee may make reasonable and appropriate adjustments in the below threshold, threshold, target and maximum percentages specified above (1) upward, in the event of an acquisition of any company or business with annualized sales of $1 billion or more, by the expected impact on EPS attributable to such acquired company or business during the Performance Period, and (2) downward, in the event of any sale, closure or divestiture of any Company subsidiary or business with annualized sales of greater than $1 billion (the “Disposed Business”), by the expected impact on EPS of the Disposed Business during the Performance Period, (provided that no such adjustment shall be made if the Disposed Business has negative expected earnings), including an adjustment to reflect the extent, if any, that proceeds from the sale are used to repurchase the Company’s outstanding common stock.

(b)           ROIC Payout.  Subject to Section 4, the Company shall deliver to Executive Fifty Cents ($.50) for each whole Performance Unit that is earned in accordance with the following schedule, based on Average Annual ROIC for the Performance Period.

Average Annual ROIC			Percentage of Target Award Performance Units Earned
Below Threshold:	Below	%	0%
Threshold:		%		%
Target:		%		%
Maximum:	% or above			%

The percentage of Target Award Performance Units earned between threshold and target and target and maximum is based on interpolation, as set forth on Schedule A.  The Committee may make reasonable and appropriate adjustments in the below threshold, threshold, target and maximum percentages specified above (1) upward, in the event of an acquisition of any company or business with annualized sales of $1 billion or more, by the expected impact on ROIC of the operating profit attributable to such acquired company or business during the Performance Period, and (2) downward, in the event of any sale, closure or divestiture of any Company subsidiary or business with annualized sales of greater than $1 billion (the “Disposed Business”), by the expected impact on ROIC of the operating profit attributable to the Disposed Business during the Performance Period, provided that no such adjustment shall be made if the Disposed Business has negative operating profit.

3.             Payment.  The amount determined under Section 2 shall be paid to Executive in cash as soon as administratively practicable after the end of the Performance Period.

4.             Termination of Employment.  Except as provided in Section 5, if Executive’s employment with the Company and its Subsidiaries terminates before the end of the Performance Period, this Performance Unit Award shall be forfeited on the date of such termination.

5.             Retirement, Death or Disability. If Executive’s employment with the Company and its Subsidiaries terminates during the final fiscal year in the Performance Period because of Executive’s Retirement, death or Disability, Executive shall be entitled to a prorated portion of any Performance Units earned in accordance with Section 2, determined at the end of the Performance Period and based on the ratio of the number of days Executive is employed during the Performance Period to the total number of days in the Performance Period.  Any payments due on Executive’s death shall be paid to Executive’s estate as soon as administratively practicable after the end of the Performance Period.

6. [OPTIONAL:  Change in Control.  Unless previously forfeited, the Award shall vest upon the occurrence of a Change in Control in that number of Performance Units representing the Target Award. As soon as administratively practicable after the date of the Change in Control, the Company shall deliver to you one share of Common Stock for each such vested Performance Units, which payment shall be in lieu of any payment under Section 2.]

7.             Transferability. The Performance Units shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise.  Any attempted transfer of the Performance Units prohibited by this Section 6 shall be null and void.

8.             Adjustments.  The Committee may make or provide for such adjustment in the Performance Units as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Executive’s rights that otherwise would result from any of the following events: (a) any exchange of shares of the Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the Performance Units such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Performance Units so replaced.  The Committee may adjust performance conditions and other terms of the Award in keeping with extraordinary corporate events or changes in laws, regulations or accounting principles to protect the intent and purpose of the Award and to prevent dilution or enlargement of Executive’s rights, but any adjustment to an award intended to qualify as performance based must still conform to the requirements of Code Section 162(m).  Any such adjustment by the Committee, including adjustment made pursuant to Section 2, shall be final, binding and conclusive.

9.             Withholding. You are responsible for all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Performance Units to satisfy its minimum statutory withholding requirements.  Such payment shall be made in full at your election, in cash or check, by withholding from your next normal payroll check, or by the tender of shares of Common Stock payable under this Award.  Shares of Common Stock tendered as payment of required withholding shall be valued at the closing price per share of Common Stock on the date such withholding obligation arises.

10.           Miscellaneous.

(a)           Disclaimer of Rights.  Nothing contained herein shall constitute an obligation for continued employment.

(b)           Rights Unsecured.  You shall have only the Company’s unfunded, unsecured promise to pay pursuant to the terms of this Award.  Your rights shall be that of an unsecured general creditor of the Company and you shall not have any security interest in any assets of the Company.

(c)           Limitation of Actions.  Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the earlier of the date the claim arises or the date the Company provides you notice of denial of your claim.

(d)           Offset.  The Company may deduct from amounts otherwise payable under this Award all amounts owed by you to the Company and its affiliates to the maximum extent permitted by applicable law.

(e)           Terms of Plan.  The Award is subject to the terms and conditions set forth in the Plan, which are incorporated into and shall be deemed to be a part of this Award, without regard to whether such terms and conditions (including, for example, provisions relating to certain changes in capitalization of the Company) are otherwise set forth in this Award. In the event that there is any inconsistency between the provisions of this Award and of the Plan, the provisions of the Plan shall govern.

(e)           Severability.  If any term, provision, covenant or restriction contained herein is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(f)            Controlling Law.  The Award shall be construed, interpreted and applied in accordance with the law of the State of Delaware, without giving effect to the choice of law provisions thereof.  You agree to irrevocably submit any dispute arising out of or relating to this Award to the exclusive concurrent jurisdiction of the state and federal courts located in Delaware.  You also irrevocably waive, to the fullest extent permitted by applicable law, any objection you may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, and you agree to accept service of legal process from the courts of Delaware.

(g)           Code Section 409A Compliance.  To the extent applicable, it is intended that this Award and the Plan not be subject to or otherwise comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply. This Award and the Plan shall be interpreted and administered in a manner consistent with this intent, and any provision that would cause the Award or the Plan to fail to satisfy Code Section 409A shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A and may be made by the Company without your consent).

11.           Definitions.  As used herein, the following terms shall be defined as set forth below. Unless the context otherwise requires, capitalized terms used in this Award and not otherwise defined herein shall have the meanings set forth in the Plan.

(a)           “Average EPS Growth” means the average increase in the Company’s EPS over the Performance Period, determined by averaging the percentage increase in EPS for each fiscal year in the Performance Period (based on a 52-week period commencing at the start of the fiscal year).  The Committee shall certify Average EPS Growth as soon as practicable after the end of the Performance Period.

(b)           “Average Annual ROIC” means the Company’s average annual ROIC for the Performance Period, determined by adding the ROIC for each fiscal year during the Performance Period (based on a 52-week period commencing at the start of the fiscal year) and dividing by three.  The Committee shall certify Average Annual ROIC as soon as practicable after the end of the Performance Period.

(c)           “Award” means the Performance Unit Award to Executive as set forth herein, and as may be amended as provided herein.

(d)           “Beginning EPS” means EPS for the fiscal year immediately preceding the Performance Period.

(e)           “Board” means the Company’s Board of Directors.

(f)            [OPTIONAL:  “Change in Control” means the occurrence of a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (“1934 Act”) as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d) (2) of the 1934 Act), is or becomes the “beneficial owner,” directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was so approved; (iii) the consummation of any merger or consolidation, approved by the stockholders of the Company, as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or of any sale or other disposition in one or a series of related transactions of 50% or more of the assets or earning power of the Company, or the approval by stockholders of any liquidation of the Company; or (iv) the consummation of any merger or consolidation, approved by the stockholders of the Company, to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.]

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means the Leadership Development and Compensation Committee of the Board.

(i)            “Common Stock” means the Company’s $.05 par value common stock.

(j)            “Company” means The Home Depot, Inc., a Delaware corporation, with corporate headquarters located at 2455 Paces Ferry Road, Atlanta, Georgia  30339.

(k)           “Disability” means Executive’s inability to substantially perform his or her employment duties with the Company, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the Company and Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.

(l)            “Ending EPS” means EPS for last fiscal year of the Performance Period.

(m)          “EPS” means, for a fiscal year, the Company’s diluted earnings per share of Common Stock, as set forth in the Company’s Annual Report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission.

(n)           “Executive” means                , the Company’s

(o)           “LTIP” means the Company’s Long-Term Incentive Program that is the vehicle for establishing performance objectives for Performance Unit Awards under the Plan.

(p)           “Maximum Award” means that maximum number of Performance Units awarded to Executive as set forth in Section 2, representing            Percent (      %) of the Target Award.

(q)           “Performance Period” means the Company’s three (3) consecutive fiscal years commencing with the fiscal year beginning                .

(r)            “Performance Unit” means a bookkeeping entry that records a unit equal to $1.00 granted pursuant to this Award and that is payable solely in cash.

(s)           “Plan” means The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan, as amended from time to time.

(t)            “Retirement” means Executive’s termination of employment with the Company and its Subsidiaries on or after attainment of age 60 and completion of at least five (5) years of continuous service.

(u)           “ROIC” means, for a fiscal year, the Company’s return on invested capital, calculated by dividing the Income Base by the Capital Base, where (1) the Income Base is equal to the Company’s operating income as set forth in the Company’s Annual Report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission, multiplied by the reciprocal of the Company’s effective tax rate for such fiscal year, and (2) the Capital Base is equal to the average of the Company’s beginning and ending stockholders’ equity and long-term debt as set forth in such Annual Report.  If the Committee makes adjustments to the Average Annual ROIC percentages specified in Section 2(b) on account of a Disposed Business, the Capital Base for each applicable fiscal year shall be reduced by the amount of any cash received in consideration for the Disposed Business if and to the extent (1) such cash consideration exceeds $1 billion, and (2) such consideration is used to repurchase outstanding common stock or retire long-term debt.

(v)           “Target Award” means that number of Performance Units awarded to Executive as set forth in Section 2, representing             Percent (      %) of Executive’s base salary in effect on the last day of the Company’s fiscal year immediately preceding the Performance Period divided by One Dollar ($1.00).

*** *** *** *** *** *** ***